Exhibit 99.1

International Assets Holding Corporation and FCStone Group, Inc.

Announce Shareholder Approval of Merger

NEW YORK, NY and KANSAS CITY, Mo., September 25, 2009 — International Assets Holding Corporation (Nasdaq: IAAC) (“International Assets”) and FCStone Group, Inc. (Nasdaq: FCSX) (“FCStone”), today announced that their shareholders have approved the proposed merger of FCStone and International Assets Acquisition Corp., a subsidiary of International Assets. As a result of the merger, FCStone will become a wholly owned subsidiary of International Assets.

The shareholders of International Assets and FCStone approved the merger at special meetings of shareholders held today by each company.

A total of 7,536,197 shares of International Assets, or 82.7% of the total outstanding, were present in person or by proxy at the special meeting of the shareholders of International Assets. Approximately 99.9% of these shares were voted in favor of the merger representing 82.6% of the outstanding shares of International Assets.

A total of 19,397,872 shares of FCStone, or 69.5% of the total outstanding, were present in person or by proxy at the special meeting of the shareholders of FCStone. Approximately 84.2% of these shares were voted in favor of the merger representing 58.5% of the outstanding shares of FCStone.

The shareholders of International Assets also approved several other resolutions related to the merger. These resolutions consisted of:

•	an amendment to International Assets’ certificate of incorporation to increase the number of authorized shares of International Assets common stock from 17,000,000 shares to 30,000,000 shares.

•

an amendment to International Assets’ certificate of incorporation to establish a classified board of directors initially consisting of thirteen members, to be divided into three classes, and the related reduction in the size of the board to eleven members in 2012 and to nine members in 2013, and the elimination of the classified board in 2013.

•

an amendment to International Assets’ certificate of incorporation to eliminate a provision that requires the affirmative vote of the holders of 75% of the outstanding shares of International Assets common stock to remove or change the chairman of the board.

International Assets and FCStone expect to consummate the merger on September 30, 2009. Completion of the merger remains subject to the satisfaction or waiver of the closing conditions in accordance with the terms of the merger agreement. Upon closing, FCStone Group shareholders will receive .2950 shares of International Assets common stock for each FCStone Group share held.

Upon the consummation of the merger, the shares of FCStone will cease trading on the NASDAQ Global Select Market and the shares of International Assets Holding Corporation, including shares issued to the shareholders of FCStone, will continue to trade on the NASDAQ Global Market under the symbol “IAAC.”

About FCStone Group, Inc.

FCStone Group, Inc. and its affiliates provide risk management consulting and transaction execution services to commercial commodity intermediaries, end-users and producers. The firm assists primarily middle market customers in optimizing their profit margins and mitigating exposure to commodity price risk. In addition to risk management consulting services, FCStone, LLC, operates an independent clearing and execution platform for exchange-traded futures and options contracts. FCStone Group, Inc., serves more than 8,000 customers and in the 12 months ended May 31, 2009, executed 73.7 million derivative contracts in the exchange-traded and over-the-counter markets. The FCStone Group companies work in all the major commodity areas including agriculture, energy, renewable fuels, foods, forestry, cotton and textile, dairy and currency exchange. Headquartered in the Midwest, it has offices located throughout the world and is a clearing member of all major North American Futures exchanges. FCStone Group, Inc., trades on the NASDAQ Global Select Market under the symbol “FCSX.”

About International Assets Holding Corporation

International Assets and its subsidiaries form a financial services group focused on select international securities, foreign exchange and commodities markets. International Assets commits its capital and expertise to market-making and trading of international financial instruments, currencies and commodities. International Assets’ activities are currently divided into five functional areas — international equities market-making, international debt capital markets, foreign exchange trading, commodities trading and asset management. Additional information regarding International Assets is available on its website at www.intlassets.com.

Forward-Looking Statements

This press release includes forward-looking statements including statements regarding the expected closing date of the merger and the combined company. All statements other than statements of current or historical fact contained in this press release are forward-looking statements. The words “believe,” “expect,” “anticipate,” “should,” “plan,” “will,” “may,” “could,” “intend,” “estimate,” “predict,” “potential,” “continue” or the negative of these terms and similar expressions, as they relate to International Assets Holding Corporation and FCStone Group, Inc., are intended to identify forward-looking statements.

These forward-looking statements are largely on current expectations and projections about future events and financial trends that may affect the financial condition, results of operations, business strategy and financial needs of the combined company. They can be affected by inaccurate assumptions, including the risks, uncertainties and assumptions described in the filings made by International Assets and FCStone with the Securities and Exchange Commission. In light of these risks, uncertainties and assumptions, the forward-looking statements in this press release may not occur and actual results could differ materially from those anticipated or implied in the forward-looking statements. When you consider these forward-looking statements, you should keep in mind these risk factors and other cautionary statements in this press release.

These forward-looking statements speak only as of the date of this press release. International Assets and FCStone undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, readers are cautioned not to place undue reliance on these forward-looking statements.

CONTACT:

International Assets Holding Corporation

Sean O’Connor, CEO

888-345-4685 x335

FCStone Group, Inc.

Investor inquiries:

Bill Dunaway

816-410-7129

billd@fcstone.com